Exhibit 5.1

Austin | Greater DC Area

VCL Law LLP

1945 Old Gallows Road, Suite 260
Vienna, VA 22182

Tel: 301 760 7393

www.vcllegal.com

September 6, 2024

Singularity Future Technology Ltd.

98 Cutter Mill Road, Suite 322

Great Neck, NY11021

Re: Singularity Future Technology Ltd. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Virginia counsel to Singularity Future Technology Ltd., a Virginia corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of up to $200,000,000 aggregate amount of any or all of the following securities: (i) shares of the Company’s common stock, without par value per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, without par value per share (the “Preferred Stock”); (iii) debt securities of the Company (the “Debt Securities”); (iv) warrants of the Company (the “Warrants”); (v) share purchase contracts of the Company (the “Share Purchase Contracts”); (vi) share purchase units of the Company (the “Share Purchase Units”); (vii) rights of the Company (the “Rights”); and (viii) units consisting of two or more securities of the Company described in clauses (i) through (vii) above, or any combination thereof (the “Units,” and together with the Common Stock, Preferred Stock, Debt Securities, Warrants, Share Purchase Contracts, Share Purchase Units, and Rights, the “Securities”). The Securities being registered under the Registration Statement will be offered by the Company on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Debt Securities are to be issued from time to time pursuant to an indenture (the “Indenture”) to be entered into between the Company and an institution to be identified therein, as trustee (the “Trustee”) substantially in the forms filed as Exhibits 4.2 or 4.3 to the Registration Statement and as amended or supplemented from time to time in accordance with its terms.

The Warrants may be issued from time to time pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by the Company and one or more institutions, as warrant agents (each, a “Warrant Agent”), each to be identified in the applicable Warrant Agreement, substantially in the form filed as Exhibit 4.6 or 4.7 to the Registration Statement and as amended or supplemented from time to time in accordance with its terms.

The Share Purchase Contracts, obligating the holders to purchase from the Company, or us to sell to the holders, a specified number of Securities registered under the Registration Statement, may be entered into from time to time between the Company and a purchase contract agent identified therein, substantially in the form filed as Exhibit 4.10 to the Registration Statement and as amended or supplemented from time to time in accordance with its terms.

The Share Purchase Contracts may be issued separately or as part of a Share Purchase Unit which consist of a Share Purchase Contract and other Securities registered under the Registration Statement or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the Share Purchase Contract. The Share Purchase Units may be issued from time to time substantially in the form filed as Exhibit 4.11 to the Registration Statement and as amended or supplemented from time to time in accordance with its terms.

The Rights to purchase Common Stock, Preferred Stock or Debt Securities may be issued pursuant to one or more rights agreements (each, a “Rights Agreement”) to be entered into by the Company and a bank or trust company, as rights agent (the “Rights Agent”), to be identified in the applicable Rights Agreement, substantially in the form filed as Exhibit 4.9 to the Registration Statement and as amended or supplemented from time to time in accordance with its terms.

The Units may be issued from time to time pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into by the Company and one or more institutions, as unit agents (each, a “Unit Agent”), each to be identified in the applicable Unit Agreement, substantially in the form filed as Exhibit 4.8 to the Registration Statement and as amended or supplemented from time to time in accordance with its terms.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We also have examined the Registration Statement.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii) limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Securities, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; and

(iii) our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. When the Registration Statement has become effective under the Securities Act and any and all required filings relating to the Common Stock and when the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company (the “Board”), for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

2. When the Registration Statement has become effective under the Securities Act and upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board and the proper filing with the State Corporation Commission of the Commonwealth of Virginia of Articles of Amendment and any and all required filings relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. When the Registration Statement has become effective under the Securities Act and when the terms of the Debt Securities to be issued under the applicable Indenture and their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board, the Debt Securities will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the applicable Indenture.

4. When the Registration Statement has become effective under the Securities Act and when the terms of the Warrant Agreements under which the Warrants of the Company are to be issued have been duly established and the Warrant Agreements have been duly executed and delivered and when the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and when such Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Warrants will constitute valid and legally binding obligations of the Company.

5. When the Registration Statement has become effective under the Securities Act and when issuance and terms of the Share Purchase Contracts and Share Purchase Units have been duly authorized by the Company by all necessary corporate action and when the applicable share purchase contract agreement and any related pledge agreement have been duly authorized, executed and delivered by the parties thereto and when the terms of the Share Purchase Contracts and Share Purchase Units and of their issuance and sale have been duly established in conformity with the applicable share purchase contract agreement and any related pledge agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and when the Share Purchase Contracts and Share Purchase Units have been issued and sold as contemplated by the Registration Statement and payment of the consideration therefor has been provided, such Share Purchase Contracts and Share Purchase Units will constitute valid and legally binding obligations of the Company.

6. When the Registration Statement has become effective under the Securities Act and when the terms of the Rights Agreements under which the Rights of the Company are to be issued have been duly established and the Rights Agreements have been duly executed and delivered and when the terms of such Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement and when such Rights have been duly executed and authenticated in accordance with the applicable Rights Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Rights will constitute valid and legally binding obligations of the Company.

7. When the Registration Statement has become effective under the Securities Act and when the terms of the Unit Agreements under which the Units of the Company are to be issued have been duly established and the Unit Agreements have been duly executed and delivered and when the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and when such Units have been duly executed and authenticated in accordance with the applicable Unit Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Units will constitute valid and legally binding obligations of the Company.

In rendering the opinions expressed above, we have further assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) the terms of the Securities will conform, where applicable, to the respective forms thereof filed as exhibits to the Registration Statement and the terms of all Securities will conform in all material respects to the respective descriptions thereof in the Prospectus which is part of the Registration Statement (the “Prospectus”); (iv) the Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto; and (v) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned.

It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter. We are opining herein as to the Virginia Stock Corporation Act as in effect on the date hereof, and we express no opinion with respect to any other laws, statutes, rules or regulations. This opinion is based upon currently existing laws, statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ VCL Law LLP

VCL Law LLP

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